Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 to Loan Agreement, dated as of June 28, 2013 (this “Amendment”), is between MBIA INSURANCE CORPORATION, a stock insurance corporation organized under the laws of the State of New York (the “Borrower”), and BLUE RIDGE INVESTMENTS, L.L.C., a Delaware limited liability company, as lender (the “Lender”). Unless otherwise defined herein, all capitalized terms used herein are used herein as defined in the Loan Agreement referred to below.

W I T N E S S E T H:

WHEREAS, reference is made to the Loan Agreement, dated as of May 6, 2013 (the “Loan Agreement”), by and between the Borrower and the Lender;

WHEREAS, the Borrower has requested certain amendments to the Loan Agreement as more specifically set forth below in this Amendment; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Lender and the Borrower agree to amend certain provisions of the Loan Agreement as herein set forth; and

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

ARTICLE I

Amendments to Loan Agreement

Section 1.1      Amendments to Section 1.1.

(a)        Section 1.1 of the Loan Agreement, entitled “Certain Defined Terms” is hereby amended by amending and restating the definition of “Disposition” or “Dispose” as follows:

“Disposition” or “Dispose” means, with respect to any Person, (a) the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by such Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or (b) the issuance of any Equity Interests of such Person.

(b)        Section 1.1 of the Loan Agreement, entitled “Certain Defined Terms” is hereby amended by amending and restating the definition of “Permitted Investments” as follows:

“Permitted Investments” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Documents):

(a)        readily marketable obligations issued or directly and fully guaranteed or insured by the United States (or, if such Investment is owned by MBIA UK, any Designated European Country) or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States (or, if such Investment is owned by MBIA UK, such Designated European Country, as applicable), is pledged in support thereof;

(b)        time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender, (B) is organized under the laws of the United States, any state thereof or the District of Columbia, or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia and is a member of the Federal Reserve System, or (C) if such Investment is owned by MBIA UK, is organized under the laws of the any Designated European Country or is the principal banking subsidiary of a bank holding company organized under the laws of any Designated European Country, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)        commercial paper issued by any Person organized under the laws of any state of the United States (or, if such Investment is owned by MBIA UK, any Designated European Country) and rated at least “P-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)        Investments in fixed income securities rated at least “A” by S&P or “A2” by Moody’s on the date of acquisition, other than those issued by Affiliates of the Borrower; and

(e)        Investments, classified in accordance with US GAAP or UK GAAP, as applicable, as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940 (or, in the case of any Investment held by MBIA UK, the equivalent legislation of any Designated European Country), which are rated AAAm (or the equivalent thereof) or better by S&P or Aaa-mf (or the equivalent thereof) or better by Moody’s, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), and (c) of this definition.

(c)        Section 1.1 of the Loan Agreement, entitled “Certain Defined Terms” is hereby amended by deleting the final sentence of the definition of “Subsidiary” therein and replacing such sentence with the following:

“Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to any Subsidiary or Subsidiaries of the Borrower, except for those subsidiaries set forth under part (a) of Schedule 5.17 under the heading “Other Subsidiaries”.”

(d)        Section 1.1 of the Loan Agreement, entitled “Certain Defined Terms” is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Designated European Countries” means the countries of Austria, Belgium, Denmark, Finland, France, Germany, Luxembourg, The Netherlands, Sweden, Switzerland and the United Kingdom.

“GSI Portfolio” means the Global Strategic Income portfolio of Investments owned by UK Insurance, which is comprised only of Investments in (i) United States Treasury securities, (ii) high yield corporate securities, and (iii) securities issued in, or by issuers located in, emerging markets (either US Dollars or local currencies).

“MX GAAP” shall mean generally accepted accounting principles in the United Mexican States that are applicable to the circumstances as of the date of determination, consistently applied.

Section 1.2      Amendment of Section 5.9.  Section 5.9 entitled “Taxes” is hereby deleted in its entirety and replaced with the following:

“5.9      Taxes.  The Borrower and its Subsidiaries have filed all Tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, reasonably be expected to have a Material Adverse Effect.”

Section 1.3      Amendment of Section 6.1.

(a)        Section 6.1(a)(iii) is hereby amended and restated in its entirety as follows:

“(iii) as soon as available, but in any event not later than the earlier of (x) the date that such statements are required to be filed with the New York State Department of Financial Services, (y) the date that is five days after the date such statements are actually filed with the New York State Department of Financial Services and (z) (A) the date that is 45 days after the end of each of the first three Fiscal Quarters of the Borrower, in the case of the first three Fiscal Quarters or (B) the date that is 65 days after the end of each Fiscal Year of the Borrower, in the case of the Fiscal Year, the financial statements of the Borrower prepared in accordance with Regulated Accounting Principles (the “Statutory Financial Statements”) in the form required to be filed with the New York State Department of Financial Services;”

(b) Section 6.1 is hereby amended by adding the following as a new clause (l) at the end of such Section:

“(l)      Promptly, and in any event within five Business Days after the occurrence thereof, (A) notice of the consummation of any remediation effort by the Borrower or any of its Subsidiaries, including amendments, compromises or commutations with respect to insurance obligations and settlements of litigation, whether or not they effect the Subject Collateral, (B) a description of such remediation effort, which description shall include the nature of the remediation effort, the material terms of the consummation thereof, the parties to the consummation, the amount paid or transferred by the Borrower and its Subsidiaries as consideration in connection therewith, the source of funds for such payment, and whether (and if so, to what extent) the consummation thereof effects the Subject Collateral and (C) (i) the amount of the Remediation Basket (as defined in Section 7.16) that has been used (and the amount that is remaining) as of such date after giving effect to the consummation of such remediation effort and (ii) the amount by which all remediation efforts, taken as a whole since May 6, 2013, cumulatively and after giving effect to the consummation of such remediation effort, have reduced the Statutory Capital of the Borrower.”

Section 1.4      Amendment of Section 6.2.  Section 6.2 entitled “Payments of Obligations” is hereby deleted in its entirety and replaced with the following:

“6.2      Payments of Obligations.    The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien); and (c) all Indebtedness, as and when due and payable, in excess of the Threshold Amount, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable, unless the failure to make any such payment could give rise to an immediate right to foreclose on a Lien securing such amounts.

Section 1.5      Amendment of Section 6.8.  Section 6.8 entitled “Books and Records” is hereby deleted in its entirety and replaced with the following:

“6.8      Books and Records.  The Borrower shall, and shall cause each of its Subsidiaries to: (a) maintain proper books of record and account, in which full, true and correct entries in conformity with US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.”

Section 1.6      Amendment of Section 6.10.  Section 6.10 entitled “Compliance with Environmental Laws” is hereby deleted in its entirety and replaced with the following:

“6.10    Compliance with Environmental Laws.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower shall, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, comply and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, if required; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable.”

Section 1.7      Amendment of Section 7.1(c).  Subsection (c) of Section 7.1 is hereby deleted in its entirety and replaced with the following:

“(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable;”

Section 1.8      Amendment of Section 7.3(e).  Subsection (e) of Section 7.3 is hereby deleted in its entirety and replaced with the following:

“(e)      (i) Investments by MBIA UK and its Subsidiaries in the GSI Portfolio (A) to the extent outstanding on May 6, 2013 and set forth on Schedule 7.3(e)(i) hereto or (B) funded solely by the reinvestment of proceeds of Investments (including proceeds from the sale of such Investments, and from any interest or dividends or distributions on such Investments) in the GSI Portfolio made pursuant to this clause

(e)(i), which Investments pursuant to this clause (B) shall be made only in Investments of the type described in the definition of “GSI Portfolio” and (ii) Investments by MBIA Mexico, S.A. de C.V., (A) to the extent outstanding on May 6, 2013 and set forth on Schedule 7.3(e)(ii) hereto or (B) of the type set forth in clause (a) of the definition of “Permitted Investments”, whether issued by the United States or the United Mexican States, provided that such Investments are funded solely by the reinvestment of proceeds of Investments (including proceeds from the sale of such Investments, and from any interest or dividends or distributions on such Investments) made pursuant to this clause (e)(ii);”

Section 1.9      Amendment of Section 7.3(g).  Subsection (g) of Section 7.3 is hereby amended and restated in its entirety as follows:

“(g)      Investments by the Borrower or any Subsidiary existing on June 28, 2013 and set forth on Schedule 7.3.”

Section 1.10    Amendment of Section 7.6.  Subsection (j) of Section 7.6 is hereby amended and restated in its entirety as follows:

“(j)      Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary, other than the issuance or other Disposition of any Equity Interests of MBIA UK;”

Section 1.11    Amendment of Section 7.9.  Section 7.9 entitled “Change in Fiscal Year; Accounting Policies” is hereby deleted in its entirety and replaced with the following:

“7.9 Change in Fiscal Year; Accounting Policies.  (a) Permit the last day of its Fiscal Year to end on a day other than December 31 or change its method of determining its Fiscal Quarters; or (b) make any change in accounting policies or reporting practices, except as required by US GAAP, Regulated Accounting Principles, UK GAAP or MX GAAP, as applicable.”

Section 1.12    Amendment of Section 7.13.  Clause (b) of Section 7.13 is hereby amended by replacing the reference therein to “Section 7.2(c)” with “Section 7.2(k)”.

Section 1.13    Amendment of Section 7.16.  Section 7.16 is hereby amended and restated in its entirety as follows:

“7.16  Commutations.    Other than with respect to (a) insurance obligations and settlements of insurance with such counterparties as the Borrower and Lender may agree, as to which no such limitation shall apply, and (b) with respect to MBIA UK and its Subsidiaries, consummate any remediation efforts, including, without limitation, amendments, compromises or commutations with respect to its insurance obligations and settlements of litigation, whether or not they effect the Subject Collateral, to the extent that any amounts paid or transferred by the Borrower and its Subsidiaries as consideration therefor or in connection therewith since June 28, 2013 would exceed $260,000,000 in the aggregate (the “Remediation Basket”), provided that, notwithstanding the foregoing, the Borrower may not, without the written consent of the Lender, consummate any remediation efforts, including, without limitation, amendments, compromises or commutations with respect to its insurance obligations and settlements of litigation, whether or not they effect the Subject Collateral, if, (x) after giving effect thereto and to any borrowings of Loans in connection therewith, the aggregate principal amount of Loans outstanding would exceed $200,000,000 or (y) after giving effect thereto, all remediation efforts, including, without limitation, amendments, compromises or commutations with respect to its insurance obligations and settlements of litigation, taken as a whole since May 6, 2013, would, cumulatively, have reduced the Statutory Capital of the Borrower by $100,000,000 or more.”

Section 1.14    Section 9.2(a)(ii) is hereby amended and restated in its entirety as follows:

“(ii)      If to the Lender (in all other cases):

Bank of America Corporation

901 Main Street, 64th Floor

Dallas, TX 75202

Attention: Christopher Choi

Facsimile:  214-530-3092

e-mail:  christopher.m.choi@baml.com

With a copy to (which shall not constitute notice) to:

Bank of America Corporation

50 Rockefeller Plaza, 7th Floor

New York, NY 10020-1605

Attention: Christopher J. Garvey

Associate General Counsel and Senior Vice President

e-mail:  christopher.garvey@bankofamerica.com

And to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Gregory E. Pessin and John R. Sobolewski

Facsimile: 212-403-2000

e-mail:  gepessin@wlrk.com, jrsobolewski@wlrk.com

And to:

Blue Ridge Investments, L.L.C.

214 N Tryon Street

Charlotte, NC 28255

NC1-027-14-01

Attention: John Hiebendahl

Facsimile: 704-208-1210

e-mail:  john.hiebendahl@bankofamerica.com”

Section 1.15    Amendment to Schedule 5.17.  The Loan Agreement is hereby amended by deleting the current Schedule 5.17 to the Loan Agreement and replacing it with the new Schedule 5.17 attached as Exhibit A hereto.

Section 1.16    Addition of Schedule 7.3(e).  The Loan Agreement is hereby amended by adding Schedule 7.3(e) thereto in the form attached as Exhibit B hereto.

Section 1.17    Amendment of Schedule 7.3(g). The Loan Agreement is hereby amended by deleting the current Schedule 7.3(g) to the Loan Agreement and replacing it with the new Schedule 7.3(g) attached as Exhibit C hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

Section 2.1      Condition Precedent.  This Amendment shall become effective as of the first date on which:

(a)       the Lender and the Borrower shall each have duly executed and delivered counterparts of this Amendment;

(b)       the representations and warranties of the Borrower set forth in (i) Article III hereof and (ii) each of the other Loan Documents shall be true and correct in all material respects (except that, to the extent that any representation and warranty is qualified by materiality, such representation and warranty shall be true and correct in all respects), on and as of the date of the date hereof, except as they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date;

(c)       after giving effect to Section 3.1, no Potential Event of Default or Event of Default shall exist or shall result from the execution, delivery and performance by the Borrower of the Amendment; and

(d)       the Borrower shall have provided the Lender with a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (b) and (c) of this Section 2.1 have been satisfied.

ARTICLE III

MISCELLANEOUS

Section 3.1      Waiver of Past Defaults.  Subject to the effectiveness of this Amendment, the Lender hereby permanently waives, as of the date hereof, any Potential Event of Default or Event of Default relating to the matters set forth on Schedule 3.1 hereto, to the extent that such matters would not have constituted a Potential Event of Default or Event of Default under the Loan Agreement as amended by the amendments contemplated in Article I hereof. This waiver is limited solely to the subject matter hereof, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other rights or remedies the Lender may have under the Loan Agreement or under applicable law.

Section 3.2      Representations and Warranties.  The Borrower hereby represents and warrants to the Lender that, as of the date hereof:

(a)       (i) it has the legal power and authority to execute and deliver this Amendment; (ii) the officer of the Borrower executing this Amendment has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (iii) the execution, delivery and performance by it of this Amendment does not (x) contravene (A) its Organization Documents, (B) any Applicable Law, (C) any material Contractual Obligation to which it is a party or binding on or affecting it or its property other than any Contractual Obligations that have been waived, or (D) any order, judgment, award, injunction or decree binding on or affecting it or its property or (y) result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by it, except pursuant to the Security Documents; and (iv) this Amendment and each document executed by the Borrower in connection herewith constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms, subject to any applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b)       all representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (except that, to the extent that any representation and warranty is qualified by materiality, such representation and warranty shall be true and correct in all respects), on and as of the date of the date hereof, except as they relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

Section 3.3      Loan Documents Unaffected.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lender under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Loan Agreement specifically referred to herein. The parties hereto acknowledge and agree that this Amendment constitutes a “Loan Document” under the terms of the Loan Agreement.

Section 3.4      Costs, Expenses and Taxes.  The Borrower agrees to pay on written demand all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder. The foregoing agreement shall be in addition to and not in lieu of any similar obligations under the Loan Documents.

Section 3.5      No Other Promises or Inducements.  There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Amendment other than those that are set forth in this Amendment. This Amendment has been entered into by each party freely, voluntarily, with full knowledge, and without duress, and, in executing this Amendment no party is relying on any other representations, written or oral, express or implied, made to any other party by the Borrower or the Lender. Each party agrees that the consideration received by each party under this Amendment has been actual and adequate.

Section 3.6      Modification; Waiver.  This Amendment may not be modified orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Amendment can be waived, amended, supplemented or modified by written agreement of the parties hereto.

Section 3.7      Governing Law.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.8      Entire Agreement.   This Amendment sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

Section 3.9      Counterparts; Facsimile or Electronic Transmission of Signature.   This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

Section 3.10    Severability.   In the event any provision of this Amendment shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such illegality, invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Amendment and shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.11    JURY TRIAL WAIVER.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

MBIA INSURANCE CORPORATION

By:	/s/ Alfred C. Pastore
Name: Alfred C. Pastore
Its:	Treasurer

LENDER:

BLUE RIDGE INVESTMENTS, L.L.C.

By:	/s/ Richard Knaub
Name: Richard Knaub
Its:	Senior Vice President